Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2025 Results

Wakefield, MA—October 28, 2025—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2025.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“FSP continues to maintain its focus on trying to improve leasing and occupancy across our portfolio. Nationally, the overall office sector continues to face headwinds from capital markets volatility and evolving workplace dynamics, but we have recently seen some encouraging signs of stabilization and “return-to-office” trends in many cities across the United States. While overall leasing volume within the FSP portfolio during the first nine months of 2025 has been modest, we have seen more signs of improved tenant activity in our markets. National office vacancy rates have finally declined slightly for the first time since early 2019.  Importantly, we are also seeing and competing for a greater number of larger potential lease transactions at our properties.  More prospective tenants are in the market seeking to expand their office space footprints.  The increased demand from these prospective tenants is pushing up against a reduced supply of office space from a lack of new development and inventory removal.

While leasing and property operations are ongoing, our Board of Directors continues to work with our financial advisor, BofA Securities, on our ongoing strategic review process.  The process has been robust and comprehensive, with a wide range of strategic alternatives considered to explore ways to maximize shareholder value.”

Financial Highlights

●	GAAP net loss was $8.3 million and $37.6 million, or $0.08 and $0.36 per basic and diluted share for the three and nine months ended September 30, 2025, respectively.
●	Funds From Operations (FFO) was $2.3 million and $7.6 million, or $0.02 and $0.07 per basic and diluted share, for the three and nine months ended September 30, 2025, respectively.

Leasing Highlights

●	During the nine months ended September 30, 2025, we leased approximately 274,000 square feet of space of which approximately 219,000 were from renewals and expansions of existing tenants.
●	Our directly-owned real estate portfolio of 14 properties, totaling approximately 4.8 million square feet, was approximately 68.9% leased as of September 30, 2025, compared to approximately 70.3% leased as of December 31, 2024. The decrease in the leased percentage is due to lease expirations during the nine months ended September 30, 2025.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the nine months ended September 30, 2025, was $31.81, or 6.0% higher than average rents in the respective properties for the year ended December 31, 2024. The average lease term on leases signed during the nine months ended September 30, 2025, was 5.7 years compared to 6.3 years during the year ended December 31, 2024. Overall, the portfolio weighted average rent per occupied square foot was $31.13 as of September 30, 2025, compared to $31.77 as of December 31, 2024.
●	We believe that our continuing portfolio of real estate is well located within their respective markets, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with long-term upside leasing potential.

Strategic Review

George J. Carter, Chairman and Chief Executive Officer, commented as follows with respect to the Company’s review of strategic alternatives:

“Our Board of Directors continues to work with our financial advisor, BofA Securities, in connection with a review of strategic alternatives in order to explore ways to maximize shareholder value. As previously announced, this review includes a range of potential strategic alternatives, including a sale of the Company, a sale of assets, and refinancing of existing indebtedness, among others. No assurances can be given regarding the outcome or timetable for completion of the strategic review process. We do not intend to make any further public comment regarding the process until it has been completed.”

Dividend

On October 3, 2025, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended September 30, 2025, of $0.01 per share of common stock that will be paid on November 6, 2025, to stockholders of record on October 17, 2025.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements and on June 6, 2025, the property held by Monument Circle was sold.  Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments and Recent Accounting Standards”, Note 8, “Disposition of Properties and Assets Held for Sale” in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

Non-GAAP Financial Information

A reconciliation of Net loss to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2025 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of September 30, 2025.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

No Quarterly Earnings Call

The Company will not be holding an earnings call this quarter.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our review of strategic alternatives, expectations for future potential leasing activity, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in Part II Item 1A of our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024

Revenue:
Rental	$27,300	$29,662	$81,122	$91,705
Other	—	20	—	32
Total revenue	27,300	29,682	81,122	91,737

Expenses:
Real estate operating expenses	10,671	11,574	31,467	33,620
Real estate taxes and insurance	5,262	5,512	14,822	17,175
Depreciation and amortization	10,550	10,911	32,000	34,018
General and administrative	3,034	3,275	9,799	11,069
Interest	6,348	6,585	18,378	20,513
Total expenses	35,865	37,857	106,466	116,395

Loss on extinguishment of debt	(7)	(477)	(12)	(614)
Loss on sale of properties and impairment of assets held for sale, net	—	(7,254)	(12,900)	(20,459)
Interest income	249	340	756	1,696
Loss before taxes	(8,323)	(15,566)	(37,500)	(44,035)
Tax expense	3	56	137	162
Net loss	$(8,326)	$(15,622)	$(37,637)	$(44,197)

Weighted average number of shares outstanding, basic and diluted	103,690	103,567	103,623	103,492

Loss per share, basic and diluted:
Net loss per share, basic and diluted	$(0.08)	$(0.15)	$(0.36)	$(0.43)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2025	2024
Assets:
Real estate assets:
Land	$98,883	$105,298
Buildings and improvements	1,088,981	1,096,265
Fixtures and equipment	11,355	11,053
	1,199,219	1,212,616
Less accumulated depreciation	399,597	377,708
Real estate assets, net	799,622	834,908
Acquired real estate leases, less accumulated amortization of $14,238 and $13,613, respectively	2,899	4,205
Cash, cash equivalents and restricted cash	31,575	42,683
Tenant rent receivables	1,380	1,283
Straight-line rent receivable	38,857	37,727
Prepaid expenses and other assets	3,889	3,114
Office computers and furniture, net of accumulated depreciation of $1,094 and $1,073, respectively	48	70
Deferred leasing commissions, net of accumulated amortization of $14,749 and $14,195, respectively	22,762	22,941
Total assets	$901,032	$946,931

Liabilities and Stockholders’ Equity:
Liabilities:
Term loans payable, less unamortized financing costs of $881 and $2,220, respectively	$125,114	$124,491
Series A & Series B Senior Notes, less unamortized financing costs of $473 and $1,191, respectively	122,449	122,430
Accounts payable and accrued expenses	28,785	34,067
Accrued compensation	2,635	3,097
Tenant security deposits	6,258	6,237
Lease liability	417	707
Acquired unfavorable real estate leases, less accumulated amortization of $54 and $89, respectively	37	45
Total liabilities	285,695	291,074

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,690,340 and 103,566,715 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,586	1,335,361
Accumulated distributions in excess of accumulated earnings	(720,259)	(679,514)
Total stockholders’ equity	615,337	655,857
Total liabilities and stockholders’ equity	$901,032	$946,931

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(37,637)	$(44,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	34,045	36,284
Amortization of above and below market leases	—	(17)
Amortization of other comprehensive income into interest expense	—	(355)
Shares issued as compensation	225	270
Loss on extinguishment of debt	12	614
Loss on sale of properties and impairment of assets held for sale, net	12,900	20,459
Changes in operating assets and liabilities:
Tenant rent receivables	(97)	842
Straight-line rents	(41)	1,249
Lease acquisition costs	(1,096)	(660)
Prepaid expenses and other assets	(498)	314
Accounts payable and accrued expenses	(4,274)	(4,364)
Accrued compensation	(462)	(451)
Tenant security deposits	21	(84)
Payment of deferred leasing commissions	(3,176)	(3,168)
Net cash provided by (used in) operating activities	(78)	6,736
Cash flows from investing activities:
Property improvements, fixtures and equipment	(12,608)	(19,074)
Proceeds received from sales of properties	6,100	62,909
Net cash provided by (used in) investing activities	(6,508)	43,835
Cash flows from financing activities:
Distributions to stockholders	(3,108)	(3,104)
Repayments of Bank note payable	—	(22,667)
Repayments of Term loans payable	(716)	(41,775)
Repayments of Series A&B Senior Notes	(698)	(62,870)
Deferred financing costs	—	(5,660)
Net cash used in financing activities	(4,522)	(136,076)
Net decrease in cash, cash equivalents and restricted cash	(11,108)	(85,505)
Cash, cash equivalents and restricted cash, beginning of year	42,683	127,880
Cash, cash equivalents and restricted cash, end of period	$31,575	$42,375

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2025	77,272	1.6%
2026	552,472	11.5%
2027	327,832	6.8%
2028	242,046	5.0%
2029	522,248	10.9%
Thereafter (2)	3,085,793	64.2%
	4,807,663	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,496,842 square feet of vacancies at our owned properties as of September 30, 2025.

(dollars & square feet in 000's)	As of September 30, 2025
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$431,336	53.9%	2,142	44.5%
Texas	7	257,265	32.2%	1,908	39.7%
Minnesota	3	111,021	13.9%	758	15.8%
Total	14	$799,622	100.0%	4,808	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

				For the Nine
(in thousands)	For the Three Months Ended			Months Ended
	31-Mar-25	30-Jun-25	30-Sep-25	30-Sep-25
Tenant improvements	$2,374	$1,415	$4,469	$8,258
Deferred leasing costs	545	1,702	929	3,176
Non-investment capex	1,258	750	753	2,761
	$4,177	$3,867	$6,151	$14,195

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24	31-Dec-24
Tenant improvements	$2,619	$2,558	$4,444	$4,173	$13,794
Deferred leasing costs	2,237	511	421	2,974	6,143
Non-investment capex	1,019	1,480	1,658	2,568	6,725
	$5,875	$4,549	$6,523	$9,715	$26,662

Square foot & leased percentages	September 30,	December 31,
	2025	2024
Owned Properties:
Number of properties	14	14
Square feet	4,807,663	4,806,253
Leased percentage	68.9%	70.3%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	—	1
Square feet	—	213,760
Leased percentage	—	4.1%

Total Owned and Consolidated Properties:
Number of properties	14	15
Square feet	4,807,663	5,020,013
Leased percentage	68.9%	67.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-25	Leased (2)	30-Sep-25	Leased (2)

1	PARK TEN	Houston, TX	157,609	94.0%	89.0%	86.8%	91.6%
2	PARK TEN PHASE II	Houston, TX	156,746	75.5%	75.5%	76.3%	75.7%
3	GREENWOOD PLAZA	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	67.7%	68.2%	67.7%	67.7%
5	LIBERTY PLAZA	Addison, TX	217,841	68.9%	68.9%	65.4%	66.5%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,744	78.5%	78.5%	78.5%	77.9%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	60.9%	57.6%	60.9%	60.9%
10	WESTCHASE I & II	Houston, TX	629,025	65.1%	65.1%	66.2%	65.7%
11	1999 BROADWAY	Denver, CO	682,639	50.4%	50.1%	50.2%	50.4%
12	1001 17TH STREET	Denver, CO	650,607	75.1%	75.1%	75.1%	75.1%
13	PLAZA SEVEN	Minneapolis, MN	330,096	51.0%	52.2%	51.0%	51.0%
14	600 17TH STREET	Denver, CO	612,135	72.5%	72.5%	72.5%	72.5%
	OWNED PORTFOLIO		4,807,663	69.1%	68.9%	68.9%	69.0%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of September 30, 2025

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	5.2%
2	EOG Resources, Inc.	169,167	3.5%
3	US Government	168,573	3.5%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.5%
5	Deluxe Corporation	98,922	2.1%
6	Ping Identity Corp.	89,856	1.9%
7	Olin Corporation	81,480	1.7%
8	Permian Resources Operating, LLC	67,856	1.4%
9	Hall and Evans LLC	65,878	1.4%
10	Cyxtera Management, Inc.	61,826	1.3%
11	Precision Drilling (US) Corporation	59,569	1.2%
12	PwC US Group	54,334	1.1%
13	Coresite, LLC	49,518	1.0%
14	Schwegman, Lundberg & Woessner, P.A.	46,269	1.0%
15	Ark-La-Tex Financial Services, LLC.	41,011	0.8%
16	Invenergy, LLC.	35,088	0.7%
17	Chevron U.S.A., Inc.	35,088	0.7%
18	Moss, Luse & Womble, LLC	34,071	0.7%
19	QB Energy Operating, LLC.	34,063	0.7%
20	International Business Machines Corporation	31,564	0.7%
	Total	1,593,511	33.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net loss to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net loss to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024

Net loss	$(8,326)	$(15,622)	$(37,637)	$(44,197)
Loss on sale of properties and impairment of asset held for sale, net	—	7,254	12,900	20,459
Depreciation & amortization	10,550	10,907	32,000	34,002
NAREIT FFO	2,224	2,539	7,263	10,264
Lease Acquisition costs	99	126	303	315
Funds From Operations (FFO)	$2,323	$2,665	$7,566	$10,579

Funds From Operations (FFO)	$2,323	$2,665	$7,566	$10,579
Loss on extinguishment of debt	7	477	12	614
Amortization of deferred financing costs	677	767	2,045	2,265
Shares issued as compensation	—	—	225	270
Straight-line rent	(37)	785	(41)	1,249
Tenant improvements	(4,469)	(4,444)	(8,258)	(9,621)
Leasing commissions	(929)	(421)	(3,176)	(3,169)
Non-investment capex	(753)	(1,658)	(2,761)	(4,157)
Adjusted Funds From Operations (AFFO)	$(3,181)	$(1,829)	$(4,388)	$(1,970)

Per Share Data
EPS	$(0.08)	$(0.15)	$(0.36)	$(0.43)
FFO	$0.02	$0.03	$0.07	$0.10
AFFO	$(0.03)	$(0.02)	$(0.04)	$(0.02)

Weighted average shares (basic and diluted)	103,690	103,567	103,623	103,492

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-25	30-Jun-25	(Dec)	Change
Region
MidWest	758	1,489	1,758	(269)	(15.3)%
South	1,908	4,144	4,393	(249)	(5.7)%
West	2,142	5,450	5,516	(66)	(1.2)%
Property NOI* from Owned Properties	4,808	11,083	11,667	(584)	(5.0)%
Disposition and Acquisition Properties (a)	-	9	(108)	117	1.0%
NOI*	4,808	$11,092	$11,559	$(467)	(4.0)%

Sequential Same Store		$11,083	$11,667	$(584)	(5.0)%

Less Nonrecurring
Items in NOI* (b)		52	52	—	(0.0)%

Comparative
Sequential Same Store		$11,031	$11,615	$(584)	(5.0)%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	30-Sep-25	30-Jun-25
Net loss	$(8,326)	$(7,876)
Add (deduct):
Loss on extinguishment of debt	7	3
(Gain) loss on sale of properties and impairment of assets held for sale, net	—	(384)
Management fee income	(345)	(334)
Depreciation and amortization	10,550	10,626
Amortization of above/below market leases	—	—
General and administrative	3,034	3,281
Interest expense	6,348	6,339
Interest income	(249)	(248)
Non-property specific items, net	73	152

NOI*	$11,092	$11,559

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.